Exhibit (h)(xxiv)

AMENDMENT NO. 11

TO THE

ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment No. 11 to the Administration and Accounting Agreement (this “Amendment”) is made as of June 16, 2014 (“Effective Date of Amendment No. 11”), and shall amend the Administration and Accounting Agreement made as of the 8th day of October, 2001, as amended (the “Agreement”) by and between Schroder Series Trust, a Massachusetts business trust (the “Trust”), on behalf of each of its constituent series, and SEI Investments Global Funds Services, a Delaware business trust (the “Administrator”).  Defined terms not defined herein and defined in the Agreement shall have the meaning given to them in the Agreement.

WHEREAS, the Administrator provides administration and accounting services to the Trust;

WHEREAS, each of the parties to the Agreement now wish to further amend the Agreement as provided herein; and

WHEREAS, Article 13 of the Agreement permits amendment only by an instrument in writing signed by the party against which enforcement of the change may be sought;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained, the parties hereby agree as follows:

(1)                                 Schedule B.  Schedule B is hereby deleted in its entirety and replaced as set forth in Attachment 1 hereto.

(2)                                 Ratification of Agreement.  Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

(3)                                 Multiple Originals.  This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

(4)                                 Binding Effect.  This Amendment, and the rights and obligations of the parties hereunder, shall be binding on, and inure to the benefit of, the parties and their respective permitted successors and assigns.

(5)                                 Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act.  To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

[Signature page follows]

A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees or officers of the Trust on behalf of the Trust as Trustees or officers and not individually and that the obligations of this Amendment are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

SEI INVESTMENTS GLOBAL FUNDS SERVICES

By:	/s/ John Alshefski
Name:	John Alshefski
Title:	Senior Vice President

SCHRODER SERIES TRUST

By:	/s/ Mark A. Hemenetz
Name:	Mark A. Hemenetz
Title:	Authorized Signatory

ATTACHMENT 1

SCHEDULE B

TO THE ADMINISTRATION AND ACCOUNTING AGREEMENT

DATED AS OF OCTOBER 8, 2001,

AMENDED AS OF JANUARY 4, 2004,

AMENDED AS OF FEBRUARY 9, 2004

AMENDED AS OF JANUARY 28, 2005,

AMENDED AS OF MARCH 31, 2006,

AMENDED AS OF AUGUST 30, 2006,

AMENDED AS OF OCTOBER 26, 2007

AMENDED AS OF JUNE 1, 2008

AMENDED AS OF NOVERMBER 1, 2010

AMENDED AS OF DECEMBER 15, 2011

AMENDED AS OF JUNE 18, 2013

AMENDED AS OF JUNE 16, 2014

BETWEEN

SCHRODER SERIES TRUST

AND SEI INVESTMENTS GLOBAL FUNDS SERVICES

Portfolios:                                                                                                                This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created (collectively with the portfolios of Schroder Capital Funds (Delaware), the “Portfolios”).  The following is a list of the existing Portfolios of the Trust (including those that have not yet commenced operations as of the Effective Date of this Amendment):

1.   SCHRODER TOTAL RETURN FIXED INCOME FUND

2.   SCHRODER EMERGING MARKET EQUITY FUND

3.   SCHRODER U.S. SMALL AND MID CAP OPPORTUNITIES FUND

4.   SCHRODER INTERNATIONAL MULTI-CAP VALUE FUND

5.   SCHRODER ABSOLUTE RETURN EMD AND CURRENCY FUND

6.   SCHRODER EMERGING MARKETS MULTI-CAP EQUITY FUND

7.   SCHRODER EMERGING MARKETS MULTI-SECTOR BOND FUND

8.   SCHRODER LONG DURATION INVESTMENT-GRADE BOND FUND

9.   SCHRODER TAX-AWARE VALUE BOND FUND

10. SCHRODER GLOBAL MULTI-ASSET INCOME FUND

11. SCHRODER GLOBAL STRATEGIC BOND FUND

Fees:                                                                                                                                            Effective as of January 1, 2013, each Portfolio shall pay the Administrator its pro rata portion of the asset based fees set forth below, calculated based upon the aggregate average daily net assets of Capital Funds (Delaware), Schroder Series Trust, Schroder Global Multi-Cap Equity Fund (which is a Portfolio in Schroder Global Series Trust pursuant to Amendment No. 3 effective as of the date hereof to the Sub-Administration and Accounting Agreement dated January 28, 2005, by and between Schroder Global Series Trust, SEI Investments Global Funds Services, and Schroder Fund Advisors, Inc.) (together the “Schroder Funds Complex”).

Asset Based Fees:                                                                       0.0875% on the first $1 billion of average daily net assets

0.07% on the next $2 billion of average daily net assets

0.06% on the next $1.5 billion of average daily net assets

0.0575% on average daily net assets in excess of $4.5 billion

Annual Minimum Fees:                                        From and after the Effective Date of Amendment No. 11 the cumulative minimum annual fee for the Schroder Funds Complex shall be $1,033,500* (assuming all the existing Portfolios of the Trust that have not yet commenced operations have launched), provided however, that:

* The cumulative minimum annual fee for the Schroder Funds Complex will be discounted to $963,500 from the Effective Date of Amendment No. 11, through and until the one year anniversary of commencement of operations for Schroder Global Multi-Asset Income Fund and Schroder Global Strategic Bond Fund, each of which are commencing operations June 23, 2014 (such discount representing a $35,000 discount to the standard $70,000 annual minimum fee for each such Portfolio).  Thereafter, each such Portfolio shall be subject to 100% of its applicable annual minimum fee and the cumulative minimum annual fee for the Schroder Funds Complex shall automatically adjust accordingly.

Adjustments to

Annual Minimum Fees:                                        The minimum fee shall be increased for each Portfolio in excess of the existing Portfolios in the Schroder Funds Complex as of the Effective Date of Amendment No. 11, as follows:  $50,000 for each Portfolio that invests primarily in domestic securities and $70,000 for each Portfolio that invests primarily in international securities.

The minimum fee shall be increased for each new class added to any Portfolio in the Schroder Funds Complex after the date of this Amendment, as follows:  $12,500 for each new class added to a Portfolio that invests primarily in domestic securities and $17,000 for each new class added to a Portfolio that invests primarily in international securities.

The minimum fee shall be decreased if any Portfolio in the Schroder Funds Complex is fully liquidated after the date of this Amendment, as follows:  $50,000 for each Portfolio that invests primarily in domestic securities and $70,000 for each Portfolio that invests primarily in international securities.

The minimum fee shall be decreased if any class in the Schroder Funds Complex is fully liquidated after the date of this Amendment, as follows:  $12,500 for each class that invests primarily in domestic securities and $17,000 for each class that invests primarily in international securities.

Notwithstanding the foregoing, under no circumstances will the minimum annual fee for the Schroder Funds Complex be less than $400,000 for all portfolios and classes in existence during the term of the Agreement, as amended.

Term:                                                                                                                                       The Agreement became effective on November 5, 2001 (executed by the parties on October 8, 2001) and, as hereby amended, shall remain in effect through October 31, 2015 (“Initial Term”) and, thereafter, shall automatically renew for successive one (1) year terms, unless and until this Agreement is terminated by a party in accordance with the provisions of Article 6 of the Agreement.